(212) 408-6900



                                February 19, 1997




American Skandia Life Assurance Corporation
One Corporate Drive
Shelton, Connecticut  06484-9932

Attention:     Mr. Thomas M. Mazzaferro,
               Executive Vice President
               and Chief Financial Officer

               Re:     Opinion as to Rule 24f-2 Notice for Variable
                       Account B (Class 1 Sub-Accounts) of American
                       Skandia Life Assurance Corporation
                       (Registrant) and American Skandia
                       Life Assurance Corporation (Depositor)
                       Registration Nos.:  33-19363; 33-44436; 33-71118;
                       33-59993; 33-47753; 33-87010; 33-62793 and 33-62933
                       Investment Company Act No.:  811-5438
                       Our File No.: 74877-00-101                 _________

Dear Sirs:

You have requested us, as general counsel to American Skandia Life Assurance Corporation (Skandia Life) and American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-Accounts), to furnish you with this opinion in connection with the filing by American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-Accounts) of a Rule 24f-2 Notice pursuant to the Investment Company Act of 1940 for the fiscal year ended December 31, 1996.

We have made such examination of the statutes, authorities, and records of American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-Accounts) and other documents as in our judgment are necessary to form a basis for the opinions hereinafter expressed.

     In our examination, we have assumed the genuineness of all signatures on, and authenticity of, and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of Skandia Life, American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-Accounts) and others.

Mr. Thomas M. Mazzaferro
February 19, 1997
Page Two

     Based upon the foregoing, we are of the opinion that the securities, the registration of which said notice makes definite, were legally issued, fully paid, and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Rule 24f-2 Notice filed pursuant to the provisions of the Investment Company Act of 1940.


                                Very truly yours,



                                Werner & Kennedy